UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                       September 19, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                 1-12762                  62-1543819
(State of Incorporation) (Commission File Number)   (I.R.S. Employer
                                                     Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other event.

The Company released the following press release on September 18, 1997. Attached to this Form 8-K is the Agreement and Plan of Reorganization discussed below.

MEMPHIS, TN: September 18, 1997: Mid-America Apartment Communities, Inc. (MAA:NYSE) announced today that its Board of Directors has approved a merger with Flournoy Development Company, a Columbus, GA based developer, builder, owner, and manager of apartment communities in a transaction valued at approximately $435 million. The merger of Flournoy into Mid-America and related partnership transactions are expected to close by December 31, 1997, subject only to customary closing conditions. Privately held Flournoy owns or has a substantial interest in 9,889 apartment units at 35 properties throughout the southeastern U.S. (including 2,062 under construction or scheduled to start in the remainder of 1997), and manages for third parties an additional 41 properties with 4,971 units. Flournoy has been in the apartment development and property management business since 1967.

"This merger will greatly strengthen the capabilities of Mid-America. We will be stronger together than either apart" said Mid-America Chairman & CEO George E. Cates. "Flournoy's 30 years of outstanding success in apartment development and construction, as well as their solid property management skills, will significantly increase the abilities of our combined organization to accelerate growth." John F. Flournoy, who will become Vice-Chairman of the Mid-America board, stated that "together we should add to MAA share value even more rapidly. We will benefit immediately from Mid-America's intense hands-on property management discipline; from their landscaping expertise; and their capital management skills developed and refined over the past 20 years. The combined staffs provide us with management experience matched by very few others. Looking ahead, the companies' strategies with respect to expansion are virtually identical, with both focusing primarily on growth oriented mid-size markets."

Upon completion of the merger, Mid-America will own 100% of 31,837 apartment units (not including its current acquisition pipeline) throughout the southeastern U.S. and Texas, making it the fifth largest apartment REIT. Property management operations will report to H. Eric Bolton, Jr. Mid-America's President and Chief Operating Officer. Flournoy's regional management operations will continue to operate from their present facilities in Columbus, reporting to Bolton. "The similarity of our cultures and each company's focus upon our people allows us to operate very efficiently" said Bolton. "This merger also enables us to further deepen our management bench strength, already among the most productive in the industry."

The development and construction divisions will continue to operate as Flournoy Development Co. and Flournoy Construction Co. out of their present headquarters in Columbus. W. Randall Jones will continue as President of Flournoy Development Co., a position he has held for six years. He will join John J. Byrne, Jr., CEO of Fund American Enterprises, as an Advisory Director on Mid-America's board.

Simon R. C. Wadsworth, Executive VP-CFO of Mid-America, stated "we expect the merger to be significantly accretive to FFO per share based upon our anticipated financial structure and identified efficiencies and economies of scale. The Flournoy construction, development, and fee management divisions are strong and profitable and are expected to deliver per share FFO benefits immediately."

Wadsworth added that Mid-America also expects to maintain its peer-group leading return on assets (ROA), 9.8% for the latest twelve months, 12% above the peer group (the eight largest apartment REITs, each owning 20,000 or more units, and one smaller regional competitor) average. Mid-America focuses upon maximizing ROA, leading the peer group for every consecutive 12-month period since its 1994 initial public offering.

Shareholders of Flournoy and holders of partnership interests in property partnerships to be included in the reorganization will receive a total of 2,038,215 shares of MAA common stock and UPREIT units (convertible to MAA common), further increasing Mid-America's insider ownership, already among the highest of the publicly traded apartment REITs. Flournoy shareholders may also earn up to an additional $7.5 million during the initial three years following the merger if Mid-America FFO per share equals or exceeds $3.15 in 1998; $3.32 for 1999; and $3.61 for 2000 based on merger proforma conditions. Wadsworth stated that "Mid-America is presently evaluating a number of alternatives to finance existing acquisition opportunities and to continue to structure our balance sheet in order to enhance our successful growth strategy."

In addition to its greatly expanded development and newly added construction capabilities, Mid-America will also continue to focus on acquisitional growth as it has for 20 years. Cates confirmed that there are "an ample number of targeted acquisition properties in the pipe line, several of which should be closed during the remainder of the year. Flournoy Development will direct new development, under the same conservative financial disciplines that they have used successfully for many years. Mid-America remains committed to both acquisitions and new development when such growth adds to value and FFO per share."

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 . Such statements include statements made about operating efficiencies expected to be obtained after the merger, the expectation that the transaction will be accretive to FFO per share, and MAA's expectation that several acquisitions will close prior to year end. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors, increases in interest rates and the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc. with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing for the year ended December 31, 1996.

For more information, contact Simon R. C. Wadsworth at 901-682-
6600 or via fax 901-682-6667.

FLOURNOY DEVELOPMENT COMPANY
Property Data Table (35 properties)

                                                                                         At 8/28/97
                                                                                   -------------------------
                                                Number         Year     Average       Average       Physical
Property                      Location         of Units   Completed Unit Size (sf) Rent per Unit      Occ %
---------------------------   ---------------  --------   --------- -------------- -------------    --------
ALABAMA
Paddock Club Huntsville I     Huntsville            200      1989        1,058         $591             99%
Paddock Club Huntsville II    Huntsville            192   Units available 11/1/97
                                               --------
                                                    392

FLORIDA
Paddock Club Brandon I        Brandon               308      1997        1,164         $743             98%
Paddock Club Brandon II       Brandon               132   Construction start date 1/1/98, units available 6/1/98
Paddock Club Gainesville      Gainesville           264   Construction start date 9/29/97, units available 1/1/98
Paddock Club Jacksonville I   Jacksonville          200      1989        1,080         $705             94%
Paddock Club Jacksonville II  Jacksonville          120      1996        1,102         $727             94%
Paddock Club Jacksonville III Jacksonville          120   Units available 8/1/97
Paddock Club Lakeland I       Lakeland              200      1988        1,089         $641             97%
Paddock Club Lakeland II      Lakeland              264      1990        1,073         $644             95%
Paddock Club Mandarin         Jacksonville          288   Units available 10/1/97
Paddock Club Tallahassee I    Tallahassee           192      1990        1,083         $666             85%
Paddock Club Tallahassee II   Tallahassee           112      1995        1,114         $684             88%
Paddock Park Ocala I          Ocala                 200      1986        1,011         $603             84%
Paddock Park Ocala II         Ocala                 280      1988        1,037         $654             91%
                                               --------
                                                  2,680

KENTUCKY
Paddock Club Florence         Florence              200      1994        1,035         $713             95%


SOUTH CAROLINA
Paddock Club Columbia I       Columbia              200         1989     1,094         $685             98%
Paddock Club Columbia II      Columbia              136         1995     1,064         $734             93%
Paddock Club Greenville       Greenville            208         1996     1,020         $692             95%
Park Place                    Spartanburg           184         1987     1,061         $602             95%
                                               --------
                                                    728

TENNESSEE
River Trace I                 Memphis               244         1981       843         $495             97%
River Trace II                Memphis               196         1985       994         $531             98%
Windridge                     Chattanooga           174         1984     1,372         $650             95%
                                               --------
                                                    614
GEORGIA
2000 Wynton                   Columbus               72         1983       917         $429             93%
Terraces at Cascade           Atlanta               360   Construction start date 9/15/97, units available 2/1/98
Terraces at Fieldstone        Conyers               316   Construction start date 9/22/97, units available 1/1/98
Fountain Lake                 Brunswick             100         1983     1,180         $653             91%
Hidden Lake I                 Union City            160         1985     1,070         $625             93%
Hidden Lake II                Union City            160         1987       962         $611             93%
Hidden Oaks I                 Albany                128         1979     1,032         $446             94%
Hidden Oaks II                Albany                112         1980     1,023         $446             92%
High Ridge                    Athens                160         1987     1,166         $748             99%
In the Pines I                Augusta               160         1979     1,033         $513             96%
In the Pines II               Augusta                96         1984       927         $489             94%
Parkwalk                      College Park          124         1985       909         $613             95%
Regency Club                  Albany                100         1983       802         $396             92%
Riverwind                     Columbus               44         1983       916         $430             98%
Southland Station I           Warner Robins         160         1987     1,167         $626             93%
Southland Station II          Warner Robins         144         1990     1,172         $651             90%
Terraces at Towne Lake I      Cherokee County       264         1996     1,087         $762             96%
Terraces at Towne Lake II     Cherokee County       236   Construction start date 10/1/97, units available 3/1/98
The Vistas                    Macon                 144         1985     1,068         $592             90%
Three Oaks I                  Valdosta              120         1983     1,033         $524             89%
Three Oaks II                 Valdosta              120         1984     1,077         $540             93%
Westbury Creek                Augusta               120         1984       892         $535             98%
Westbury Springs              Lilburn               150         1983       918         $625             97%
Whispering Pines I            LaGrange              120         1982     1,033         $550             98%
Whispering Pines II           LaGrange               96         1984     1,027         $547             98%
Whisperwood                   Columbus              506      1981-86     1,207         $595             97%
Whisperwood Spa & Club        Columbus              348         1988     1,092         $592             98%
Whisperwood Spa II            Columbus              154   Units available 1/98
Wildwood I                    Thomasville           120         1980     1,033         $480             95%
Wildwood II                   Thomasville            96         1984     1,054         $514             92%
Willow Creek                  Columbus              285      1971-77       866         $461             92%
                                               --------
                                                  5,275
                                               --------               --------       ------          -------
                                                  9,889                  1,057         $609            94.5%
                                               ========               ========       ======          =======

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:   September 18, 1997   /s/ Simon R.C. Wadsworth
      ---------------------  ---------------------------------------
                                 Simon R.C. Wadsworth
                                 Executive Vice President
                                 (Principal Financial and Accounting Officer)